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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-1 (File No. 333-36001) of our report dated October 16, 1997, except for Note 16, for which the date is October 21, 1997, on our audits of the financial statements and financial statement schedules of Hybrid Networks, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


                                          Coopers & Lybrand L.L.P.


San Jose, California
October 21, 1997